Exhibit 15.1

(PwC Letterhead)

30 September 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our report dated 30 September 2003 on our review of interim financial information of Amarin Corporation plc for the six month periods ended June 30, 2003 and 2002 and included in the Company’s report on Form 6-K for the six months ended June 30, 2003 is incorporated by reference in its Registration Statements on Form F-3 (Registration Nos. 333-104748, 333-13200 and 333-12642).

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP